                                                                   Exhibit 10.24
                                Commercial Lease

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                                COMMERCIAL LEASE
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BETWEEN THE UNDERSIGNED:
-----------------------


The SCI DE L'ILOT 4.3, a Real Estate Company with 38,000 Fr capital headquartered in PARIS (75008), 8 rue du General Foy, registered with the Paris Trade and Company Registry as number D 393 411 426, represented by the SOCIETE CIVILE IMMOBILIERE PATRIMONIALE DE LEVALLOIS PERRET, its manager, which is represented by the GEORGE V GESTION Company, represented by Mr. Alain Dinin, and the SCI DU PONT DE LEVALLOIS, a Real Estate Company with 10,000 Fr capital headquartered in PARIS (75008), 8 rue du General Foy, registered with the Paris Trade and Company Registry as number D 389 890 518, represented by the SARI PARTICIPATIONS Company, its manager, represented by Mr. Bernard Nicolai, duly authorize hereby,


hereinafter referred to as "THE LESSOR"


                                  of the first part,



AND:
---


The Company called BUSINESS OBJECTS, Inc., with 18,382,024 Fr capital, headquartered in Levallois (92309), 1 square Chaptal, registered with the Nanterre Trade and Company Registry as number B 379 821 994, here represented by Mr. Pierre-Michel Peugnet, in his capacity as Vice President of Finance in Europe, hereinafter referred to as "THE LESSEE"


                                  of the second part,

PRELIMINARY OVERVIEW
--------------------

The SCI DE L'ILOT 4.3 and the SCI DU PONT DE LEVALLOIS have purchased under joint ownership a large lot as well as the building rights allowing completion of a building mostly for office-use, with a total SHON of 31,414 m2, the entirety dependent upon the real estate complex of L'ILOT 4.3 of the ZAC DU FRONT DE SEINE [Seine Front Zone] at LEVALLOIS PERRET.

The Specifications of Unit Volume were set up by Master Pone, Lawyer in Paris, on July 8, 1994, on the assessment of L'ILOT 4.3, and modified on June 14, 1999, as according to the documents drawn up by Mr. Daniel Legrand, expert surveyor, appended hereinafter (appendix 1).

The SCI DE L'ILOT 4.3 and the SCI DU PONT DE LEVALLOIS, owners of the large lot number 116, appearing in blue shading on the appended surveyor plans, set up an ASSOCIATION FONCIERE URBAINE LIBRE [Free Urban Land Association] with the purchaser of the large lot number 117 in order to ensure management of factors of mutual interest to the L'ILOT 4.3 real estate complex, as this AFUL is the owner of large lots number 101 (subsoil) and 118 (fire lane).

The bylaws of the ASSOCIATION FONCIERE URBAINE LIBRE were set up on July 8, 1994, and make up appendix 2 of this document.

The SCI DE L'ILOT 4.3 and the SCI DU PONT DE LEVALLOIS received a Building Permit on December 1993 numbered PC 92 044 93 03361 from the Mayor of LEVALLOIS PERRET, modified by order number PC 92 044 97 00301 on February 5, 1998.

The Notice of Site Opening was made on December 19, 1994 (appendix 6).

The LESSOR informs the LESSEE that he will file a new Modification Permit to take into account the project adjustments, and especially those resulting from discussions with the LESSEES.

HAVING STATED THIS, THE FOLLOWING IS AGREED AND DECIDED:
-------------------------------------------------------

ARTICLE 1: OBJECTIVE

Under the conditions stipulated hereinafter, and especially those in Decree number 53-960 of September 30, 1953, the LESSOR leases to the LESSEE, who accepts, the premises specified below in article 3.

ARTICLE 2: CONDITIONS

The LESSOR will proceed to erect an office building, making up part of L'ILOT
4.3 of the ZAC DU FRONT DE SEINE at LEVALLOIS PERRET.

This lease bears on the premises included in this real estate complex, and those specified in article 3 below, all of them in accordance with the specification sheet and plans appended hereinafter (appendix 3 and 4).

In the leased premises, the LESSOR will pay for additional improvement work in the aforementioned specification sheet in accordance with the LESSEE's schedule, in application of the conditions concluded with the LESSEE to the terms of a Work Agreement appended hereinafter (appendix 5).

ARTICLE 3: DESCRIPTION OF PROPERTY

The LESSOR leases to the LESSEE the property and rights specified below:

In a real estate complex located at LEVALLOIS PERRET, rue Anatole France, avenue Georges Pompidou and quai Michelet, and referred to as ILOT 4.3 A:

a)   Premises for trade offices:
 .         All of building B, that is,
     - 9,340 m2 spread over ground floor and 7 levels high
 .         levels 5 to 9 of building A, that is,
     - 5,283 m2, including a portion of the common areas

b)  Premises for storage
     -  all of building B's storage vaults,
        that is, 368 m2 located on level -1

c)  Underground parking
 .         363 spaces demarcated in yellow shading on the appended plans

d) Common spaces: right of access to common areas of the real estate complex and especially RIE [Intercorporate restaurant], cafeteria and multipurpose space situated on ground floor as well as common areas of building A.

All in accordance with the specification sheet and appended plans as well as the specification notice in article 4 of the agreement appearing in appendix 5 of the lease.

ARTICLE 4: TERM

This lease is authorized for a term of nine full and consecutive years beginning on its effective date, defined below in article 5.

The LESSEE gives up the right, stipulated in article 3-1 of the Decree no. 53-960 of September 30, 1953, to give notice at the termination of the first triennial period.

Accordingly, this lease may only be terminated by the LESSEE, by extrajudicial act and with six (6) months' notice, at the conclusion of the first six (6) years of the lease.

In case of renewal of the lease, this right of termination will not apply.

ARTICLE 5: EFFECTIVE DATE OF THE LEASE

The lease will take effect upon delivery of the premises, no later than July 1, 2000, and end on June 30, 2009, except in cases stipulated in ARTICLE 6:
DELIVERY OF POSSESSION, below.

ARTICLE 6: DELIVERY OF POSSESSION

Delivery of possession of the premises to the LESSEE shall occur after completion and receipt of work by the LESSOR which shall occur no later than July 1, 2000, except in cases of unforeseen force majeure or a legitimate cause for suspension of deadline for delivery of possession.

Considered as legitimate causes for suspension of deadline:
          - bad weather taken into account by the Vacation Office of the building industry,
          - strike (either general or specific to the construction sector and its related industries),
          -  turmoil resulting from hostility, revolution, catastrophes, war,
          -  delays due to utility services,

          - liquidation subject to court supervision, stoppage of payment or collapse of the company owning the main building.

The LESSOR will inform the LESSEE, by registered letter with return receipt requested, 1 month in advance, the day and hour when the premises will be delivered to him. On this date, the LESSEE will take possession of the premises in a condition in accordance with their purpose, completed and received in accordance with the plans and specifications stipulated in article 3 above. Provided that faults in compliance are not of a significant nature and the defects or flaws do not make the availability or facilities of the premises unfit for their purpose, they cannot hinder the delivery of possession of the premises and effective date of the lease.

On this day and hour, with respect to both parties, a delivery of possession report will be drawn up with a list of recorded possible reserves attached, as well as the list of improvement work still to be completed, chargeable to the LESSEE and stipulated in the appended Work Agreement (appendix 5). The LESSOR agrees to collect the recorded reserves within 3 months from the effective date of the lease. After this time period, the LESSEE will be able to complete the work necessary to collect the incomplete reserves chargeable to the LESSOR, after an enforcement notice sent to the LESSOR is not satisfied after a period of eight days from the date the LESSOR receives the notice from the LESSEE.

In the event that the LESSOR delivers possession of the building to the LESSEE later than July 1, 2000, due to a delay in completion of the work, the latter will be liable for late penalties, as established below, which will be applied unless the aforementioned delay is due to a force majeure or a legitimate cause for suspension of deadline for delivery of possession:

- From 1 to 10 days late       :      none
- From 11 to 30 days late:     40,000 Fr each day late
- From 31 to 60 days late:     60,000 Fr each day late
- From 61 days late            :      70,000 Fr each day late

If there is an unexpected force majeure or legitimate cause for suspension of deadline, the effective date of the lease will be delayed until the effective delivery of possession of the leased premises is possible and recorded by the delivery of possession report.

ARTICLE 7: PURPOSE

The LESSEE shall operate the leased premises for office space, exclusive of any other type of occupation. Generally speaking, the LESSEE shall not exercise any activity inconsistent with the assignment or the kind of premises which are let to him.

The leased places are to be used solely for offices, to the exclusion of all deliveries, handling, processing or shipping of manufactured or nonmanufactured products.

ARTICLE 8: ADMINISTRATIVE PERMITS

The LESSEE shall personally do his/her utmost to ensure he has all the administrative permits necessary to conduct his operations, such that the LESSOR will in no way need to do this. Moreover, the LESSEE will have no recourse against the LESSOR if the aforementioned authorizations are not obtained.

To this end, it is specified that the LESSOR having completed the Site Opening Statement for the building on 12/19/94 (appendix 6), the LESSEE is not subject to the user agreement in implementation of the provisions of decree no. 95-690 of May 9, 1995, and decree no. 98-1248 of December 28, 1998, which modifies article 510-6C of the Urban Code.

ARTICLE 9: RESPONSIBILITIES AND GENERAL TERMS

This lease is subject to ordinary conditions and terms of use and law, and the LESSEE is especially required to carry out the following conditions, and may not claim any compensation or reduction of rent fixed below; on the contrary, in case of noncompliance with any terms, the LESSOR may charge the LESSEE with all expenses, damages and interest and even cancel this lease, as he sees fit, namely:

1)  Obligation to operate and decorate the premises

The LESSEE shall carry out his operation in a continuous manner on the leased premises.

He shall decorate and maintain the decor of the furniture and equipment of the leased premises during the entire term of the lease, in sufficient quantity and value to be able to pay the rent on each payment date and carry out the conditions of the lease.

2)  Maintenance

The LESSEE will maintain the leased premises in good tenantable condition and will return them in such condition at the expiration of the lease.

He will bear the expenses of all necessary repairs resulting from failure to maintain the leased premises in such condition, whether the deterioration is his personal fault or that of a client.

He shall especially maintain, at his own expense, all the interior doors and exterior entry doors, windows and glass parts except parts of the exterior facade, as well as floor coverings, false floorings, ceiling treatments and false ceilings.

The LESSEE shall carry out, at his expense, all required repairs to maintain the premises in tenantable condition, as well as the maintenance and repairs of all water, gas, U-bend, sink faucets, and plumbing.

Also at his expense, he will without exception carry out all repair and replacement work for heating and air conditioning machinery, radiators or wiring in the leased premises, as described in the specifications stipulated in article 3, so that the LESSOR need have no concern about it. At his expense, the LESSEE will cover all aforementioned repair work except that which is covered by the builders' guarantee, in accordance with articles 1792 and the Civil Code, of which he will inform the LESSOR at the end of his report to his insurance company. The LESSOR shall ensure this work is done quickly to allow the LESSEE peaceful possession of the premises.

3) Work


The LESSEE may not, without express written consent from the LESSOR, modify the floor plan of leased premises, and tear down or cut through walls and partitions. If authorized, the work will be carried out by the LESSEE under supervision of the LESSOR's project manager, whose fees will be paid by the LESSEE. This provision does not cover work relating to moveable partitions and modifications of wiring (AC/DC currents). Regarding this work, the LESSOR grants a general authorization for which the LESSEE agrees to furnish an up-to-date set of plans showing the division of the premises.

This authorization is granted by the LESSOR, but only after the LESSEE has this work carried out by duly qualified persons in accordance with the state of the art, and if the LESSEE as well as his partners are properly insured to do this, in such a manner that the LESSOR has no liability for it.

At the end of the lease, the LESSOR will keep, without compensation on his part, ownership of all embellishments, improvements and installations made by the LESSEE in the leased premises, that the LESSOR has authorized or which were completed within the scope of the Work Agreement (appendix 5). The LESSOR may in no case claim an increase in rent during the lease, at its termination or at the time of its renewal, based only on embellishment or improvement work completed by the LESSEE in the leased premises.

The LESSEE shall arrange for annual supervision by a duly qualified organization of all the technical installations in the leased premises, especially concerning the security of the aforementioned premises.

The parties expressly agree that after the LESSEE has occupied the premises, he will be responsible for all work to the leased premises necessary for his operation. For his part, the LESSOR is only responsible for ensuring that his building and equipment conform to the regulations in effect on the date of its completion.

The LESSOR will be responsible for completing only the work relating to the structure of the building as required by developments in applicable regulations during the term of the lease.

4)  Repairs

The LESSEE will allow all repairs, adjustments, rebuilding, heightening and any other work that the LESSOR will complete at his own expense on the leased premises or in the building, and he may not request any compensation or reduction in rent, whatever the extent or duration of the work. However, if this work exceeds forty days, the express agreement of the LESSEE will be necessary to carry out the aforementioned work. He is also responsible for all work, without recourse against the LESSOR, which may be carried out on the public thoroughfare or by the neighbors, whatever hardship this may result in for him, except his recourse against the third party.

He shall notify the LESSOR immediately if he knows of any deterioration or damage to the leased premises.

The LESSEE may not block access to the mechanical areas of the building on the floor landings by any persons responsible for the maintenance of the real estate complex and duly authorized to this effect. The LESSOR agrees to inform the LESSEE in advance, except in case of emergency, about this access to the areas.

5) Insurance

The LESSEE will be obliged to contract with a widely known solvent insurance company one or more policies to secure against fire, explosions, lightning, theft, water damage, plate glass risk, his furniture, his equipment, his goods decorating the leased premises, tenant's third-party risk, and neighbors' claims. He shall document it to the LESSOR upon request.

The amount of insurance shall be large enough to cover, in case of disaster, operating losses as well as rebuilding layouts, decorations, furniture, goods and business assets.

The LESSOR waives any recourse against the LESSEE and his insurers in accordance with the disturbances stipulated in the 1st paragraph of this article (9.5 - Insurance).
For these same disturbances, he agrees to obtain waiver of any recourse from his own insurers against the LESSEE and his insurers, and to make it appear in his insurance policies.
In return, the LESSEE waives any recourse, for these same disturbances, against the LESSOR and his insurers.
He also agrees to obtain waiver from his own insurers against the LESSOR and his insurers, and to make it appear in his insurance policies.

The LESSEE will report any disaster which occurs in the leased building within two days to the concerned insurance companies, and confirm this report to the LESSOR or his representative within the following forty-eight hours, all by registered letter with return receipt requested.

In this case, he shall pay any additional premiums caused by his operation or products used by him, to his policy as well as to the policy held by the LESSOR.

The LESSEE will settle exactly the premiums of the aforementioned insurance and will substantiate it to the LESSOR in all requisitions to the latter, under penalty of cancellation of the lease.

6) Responsibility - Recourse

The LESSEE can in no way hold the LESSOR responsible for any theft or damages which could occur on the leased premises, nor for any fire caused by riot or other cause or any other troubles caused by force majeure, which deprive the LESSEE of using all or part of the leased premises. He may not claim any compensation, damages or interest, or any reduction of rent against the LESSOR for these reasons.

The LESSEE may not claim any reduction in rent in case of temporary elimination or reduction of common services, such as water, electricity, telephone, heating, all except if the responsibility belongs to the LESSOR.

7) Use

The LESSEE shall comply with the regulations in effect, especially concerning security for the premises and their operation.

The LESSEE may not unload or leave any sort of goods or objects in the hallways, courses, or open spaces for common use in the building. He also may not display or allow to be displayed any goods or objects in front of the building.

The LESSEE shall personally take care of any difficulties of possession caused by other occupants in the building, neighbors or third parties, and shall appeal directly to those causing trouble, without allowing the LESSOR to take responsibility, thereby renouncing all recourse against the latter.

8) Visit to the premises - Condition of the premises

The LESSEE will take the premises on the delivery date in the conditions stipulated in ARTICLE 6: DELIVERY OF POSSESSION.

The LESSEE shall allow the LESSOR, his representative or architect and/or any workers, to enter the leased premises in order to ascertain their condition, when the LESSOR deems it appropriate; so that the visits do not become excessive, he shall inform the LESSEE of them 48 hours in advance.

Six months before the end of the lease, the LESSEE shall allow visits to the leased premises on any workday, from 10 am to 6 pm; at the same time, he shall allow the LESSOR to post a sign or notice to show if the premises are for sale or for rent.

Visiting privileges will be in effect even if the leased premises are put up for sale.

9) Taxes and miscellaneous expenses

The LESSEE will pay the trade tax and generally all taxes, local taxes, and duties which fall to him according to current laws; including, by contract, the annual office tax, the trash collection tax and the land tax in proportion to his leased floor area in the building.

He shall be responsible for all city, police and road maintenance expenses pertaining to the leased premises and his business operations.

10) Transfer - Subletting

a)  Transfer

The LESSEE may not sell or transfer his rights in this lease except with the express agreement of the LESSOR.

Moreover, any transfer will be invalid unless carried out by notarial deed or private agreement in which the LESSOR has been invited to join. This act will contain the agreement of the LESSEE to remain the joint surety with his agent, and to pay all sums of any type due under the conditions or on account of the lease.

No transfer may take place if the LESSEE owes rent and expenses or taxes.

b)  Subletting

It is agreed that the LESSEE may sublet all or part of the premises, even to companies which do not belong to his group, the LESSEE acting as surety for one or all of his sub-lessees, and the sub-lessee(s) may not claim any direct right regarding the LESSOR, especially concerning possible maintenance of the premises or direct renewal of this lease to their advantage, as the premises are known to be indivisible.

ARTICLE 10: SUPPORTING THE RESTAURANT

The LESSEE's signature on this lease entails his obligation to contribute to the various expenses relating to the Intercorporate restaurant, in addition to the operating expenses of the building and parking lots, independent of whether his staff uses the restaurant.

The LESSEE agrees to belong to the users' association, to read about it and also the draft of the bylaws which appears in article 7 of this lease, and to comply with their rules and regulations, a draft of which appears in article 8 of the lease. The LESSEE will comply with the aforementioned rules and regulations during the entire term of the lease and will contribute to the operating expenses of the above association, as the aforementioned clause is an essential and determining condition to the submission of this lease.

The bylaws of the association and the restaurant's rules and regulations shall be finalized within two months of this lease.

ARTICLE 11: RENT - EXPENSES

1)  Rent

This lease is authorized to charge an overall annual rent of 38,805,890 Fr, exclusive of taxes (thirty-eight million eight hundred and five thousand eight hundred and ninety francs, exclusive of taxes), as determined in appendix 9 of this lease.

The LESSEE agrees to pay his rent in advance, in four equal installments, on the first day of January, April, July, and October of each year.

Each rent installment will have a surcharge of TVA [VAT] at the current rate on the date the rent is due.

All payments will be payable to the LESSOR, at his office, or at another place he specifies.

In exceptional circumstances, the LESSOR will grant the LESSEE an exemption of rent for 4 months from the effective date of this lease, from July 1st to October 31st, 2000. However, in case of late delivery of the building (ARTICLE 6: DELIVERY OF POSSESSION), the start date for the rent exemption will be moved to the effective delivery date of the building, and still last 4 months. During the exemption period, the LESSEE will pay only such operating expenses as defined above and the taxes relating to the leased premises (office taxes in the Ile de France region and property taxes).

2)  Expenses

a) Besides rent, the LESSEE will repay the LESSOR his share of all the expenses, as specified below, falling to the latter as installations and building facilities.

    These expenses will merit a quarterly allowance, equal to a quarter of the annual budget of the aforementioned expenses, paid at the same time as the rent and for the first time on the effective date of the lease, an audit of these accounts occurring annually.

    This expense allowance will be readjusted each year according to actual expenses shown for the previous year. Each year the LESSOR shall send the LESSEE an expense statement for the six months following settlement of the final accounts, or on December 31st of each year.

    These expenses will include:
    . road, green space, network maintenance
    . consumption of sanitary water, electricity for the common areas, central heat and air conditioning
    . maintenance of technical equipment, maintenance and management of installations
    . insurance and management expenses for the building
    . maintenance of non-private areas
    . regulatory inspections of common installations
    . maintenance of elevators
    . maintenance and repair of common areas and common equipment, various furniture
    . cleaning common areas
    . cleaning exterior windows
    . security and television monitoring
    . share of charges and management expenses under AFUL (the bylaws appear in appendix 2)

b) By exception to the provisions appearing in paragraph a) above, the expenses stipulated in the aforementioned paragraph will be set in accordance with the following conditions:

    .  Building
       --------

       The LESSEE shall pay all of the operating expenses of the (office) building, including common occupancy expenses shown in appendix 10, totaling a lump sum of 236 Francs exclusive of taxes/m2/year exclusive of annual INSEE [French national institute of statistics and economic surveys] indexing. The expense amount will be calculated according to the surface area of the leased offices.

    .  Parking lots
       ------------

       The LESSEE will assume his share of the expenses relating to parking lots; this portion of the expenses is due in return for the right to use the parking lot, granted by the LESSOR to the LESSEE, as this right is considered an integral part of this lease. It will therefore be due in full for the entire term of the lease, however much the LESSEE uses the parking lot and even if he decides not to use it at all.

       This share of the expenses totals a lump sum of 1,560 Frs exclusive of taxes/parking space/year exclusive of annual INSEE indexing.

  .  RIE [Intercorporate restaurant]
     ---

       The LESSEE will contribute to the Intercorporate restaurant expenses and to the multipurpose space in proportion to the usable surface area of the leased offices. This share will be due in full during the entire term of the lease, however much the LESSEE may use the RIE and the multipurpose space, and even if he decides not to use them at all. It is specified that this portion of the RIE expenses does not include the cost of meals served, which will be billed in addition by the manager.

       These expenses will also be subject to a lump sum up to 35 Francs exclusive of taxes/m2 of the leased offices/year exclusive of annual INSEE indexing.

       These lump sums will be implemented during the first two years of the lease and will exclusively affect the costs mentioned in the expense table (attached in appendix 10) for the office buildings and parking lots delivered to the possession of the LESSEE, as well as the expenses of the Intercorporate restaurant.

       Private expenses and expenses other than those shown in the attached appendices, of any kind, fall completely to the LESSEE and are not included in the lump sum.

       The LESSOR agrees to the amount and lump sum of the expenses, in accordance with normal operation of the leased premises by the LESSEE, especially concerning hot drinks and the fixed heat charge, and cold drinks for the normal subscribed powers, as specified in the appendix in the expense table.

       At the end of the period fixed above, the LESSOR will pass the real operating expenses on to the LESSEE, superseding the lump sum in this case.

       They will be payable at the same time as the rent, quarterly and in advance, by allowance and calculated according to the share of leased surface area and parking lots. The expenses are due from the date possession of the area is delivered by the LESSOR, as no exemption is applicable.

       Under the decisive terms of his above obligation, the LESSOR will freely name the company which will assume management of the building and common spaces for the entire term of the contract.

ARTICLE 12: INTEREST FOR LATE PAYMENT

It is expressly agreed between the parties that each rent deadline (including expenses and extras) paid more than fifteen days late will have a surcharge including interest, calculated at the T4M rate increased by 2% (money market average monthly rate), without losing the LESSOR's right to use the avoidance clause (art. 16).

ARTICLE 13: ESCALATOR CLAUSE

The parties expressly agree that the rent fixed above will be subject to variation each year on the anniversary of the effective date of the lease, depending on variations in the national cost index for construction published by INSEE.

The index for each respective payment date is the last known index on the anniversary date of the lease, the audit deadline, the reference index for the first audit being the last known index on the effective date of the lease.

The variation will automatically come into play and will not require notification of a rent increase according to the index price or notice to make payable the amount of the rent resulting from the indexing.

If the above index chosen has not been published by the date set for the audit, the term will be provisionally paid and indexed based on the last known index and the readjustment will be effective on the first date of payment following publication of the index.

In case publication of the index is discontinued, the parties agree that the calculations will be made according to the replacement index and if there is no replacement index the parties will agree to substitute another index of their choosing.

If there is no agreement, the replacement index will be determined by two experts chosen by mutual accord or appointed automatically, at the request of the most diligent party, by the President of the High Court of Nanterre.

In case of disagreement, these two experts will have the option of engaging a third expert to settle the matter.

The LESSEE acknowledges that this indexing clause is an essential and determining condition of the lease required for authorization.

ARTICLE 14: DEPOSIT

To guarantee execution of the obligations falling to the LESSEE under this lease, he will send the LESSOR not later than the effective date of the lease a bank guarantee for 9,701,472.50 Frs corresponding to three months rent before taxes. The amount of this jointly liable guarantee will be readjusted each year, on the anniversary of the lease, such that it will always correspond to three months of rent before taxes.

ARTICLE 15: MODIFICATIONS - ALLOWANCES - INDIVISIBILITY

Any modification of this lease can only be made by an express written document as a bilateral act or exchange of letters.

This modification cannot be deduced from the LESSOR's passivity, even simple allowances of whatever frequency and duration. The LESSOR is always free to demand strict application of the clauses and stipulations which have not been the subject of any express written modification.

The lease is declared indivisible to the sole profit of the LESSOR.

In case of co-lessees under this lease, from transfer or death, the obligation of the co-lessees will be reputed indivisible and jointly liable.



ARTICLE 16: AVOIDANCE CLAUSE

Failing payment of all or part of a single rent term or incidental expense on its due date or in case of noncompliance with a single condition of the lease, and one month after an order to pay or fulfill containing a statement by the LESSOR of his intention to use this clause to his profit is not satisfied, this lease will be cancelled, even in case of payment or completion after the end of the above period, no legal formalities required.

If in this case the LESSEE refuses to leave the premises, a temporary injunction from the President of the High Court affecting his leased goods will be sufficient to make him leave, enforceable by provision notwithstanding appeal or opposition and without guarantee.

All legal expenses, for court action or protective measures, as well as all expenses for collecting statements and notification, if required, will be charged to the LESSEE and added to the rent.

ARTICLE 17: SPECIAL CONDITIONS - RIGHT OF FIRST REFUSAL

The LESSOR promises to give first priority to the LESSEE in leasing any areas other than the premises in this lease which are currently coming to market in building A or which will become available in the real estate complex he owns.

The LESSEE agrees to respond to the LESSOR within 15 calendar days from the LESSOR's proposal sent by registered letter with return receipt requested.

In case the LESSEE does not indicate his agreement on the conditions of the proposal to the LESSOR by registered letter within this timeframe, the LESSOR is free of any commitment to the LESSEE regarding the aforementioned premises.

It is expressly stipulated that the right of first refusal granted by the LESSOR is limited to either the first firm period of the LESSEE's commitment or the first six years of the lease.

ARTICLE 18: PENALTY CLAUSE

At the end of this lease, for whatever reason, the LESSEE shall leave the premises without delay.

If after the end of the lease the LESSEE delays and remains on the premises, he shall pay the LESSOR an amount equal to double the total of the last rent, for the period between the date of notice or cancellation and the effective departure from the premises. The owner is not obliged to prove damages and any month begun is due in entirety.

ARTICLE 19: EXPENSES

All expenses and rights in this lease and those following from it shall be without reserve or exception born by the LESSEE.

ARTICLE 20: LIST OF APPENDICES


                               LIST OF APPENDICES


Appendix 1  Specifications of division in modified volume as of June 14, 1994

Appendix 2  AFUL bylaws

Appendix 3  LESSEE's specifications (ILOT 4.3 A - Levallois in October 1999)

Appendix 4  Building plans:
            . EX/AR S0300 - 3rd underground
            . EX/AR S0200 - 2nd underground
            . EX/AR S0100 - 1st underground
            . EX/AR D0000 - Ground floor
            . EX/AR D0100 - 1st floor
            . EX/AR D0200 - 2nd floor
            . EX/AR D0300 - 3rd floor
            . EX/AR D0400 - 4th to 6th floors
            . EX/AR D0700 - 7th floor
            . EX/AR D0800 - 8th floor
            . EX/AR D0900 - 9th floor


Appendix 5   Work Management Agreement and its two appendices

Appendix 6   DOC

Appendix 7   Draft of Association bylaws for management of Place de Seine
             Intercorporate Restaurant

Appendix 8  Draft of internal regulations for Place de Seine Intercorporate restaurant

-----       -----

Appendix 10  Place de Seine - Ilot 4.3 A - Presentation of operating expenses

ARTICLE 21: CHOICE OF RESIDENCE - RECOGNITION OF JURISDICTION

To complete this lease and subsequent matters, the parties choose their residence:

 .  the LESSOR: in his headquarters as indicated at the top of this lease

 . the LESSEE: until the effective date of the lease in his headquarters as indicated at the top of this lease, from the effective date of the lease in the premises leased in this document,

The parties recognize the authority of the court with jurisdiction over the building's location, that is the High Court of Nanterre.



in Paris
the 22nd of December 1999
in triplicate.



  "the LESSOR"                               "the LESSEE"(1)
  SCI DE L'ILOT 4.3 and                   COMPANY
  SCI DU PONT DE LEVALLOIS




(1) - write "lu et approuve" [read and approved] before signature.